Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2011*	As of March 31, 2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,983	$23,108
Marketable securities	34,643	26,208
Accounts receivable, net of allowance	5,427	5,163
Receivable under reverse repurchase agreements	745	550
Deferred income taxes, net	215	51
Prepaid revenue share, expenses and other assets	1,745	1,779

Total current assets	52,758	56,859
Prepaid revenue share, expenses and other assets, non-current	499	664
Non-marketable equity securities	790	880
Property and equipment, net	9,603	9,875
Intangible assets, net	1,578	1,541
Goodwill	7,346	7,325

Total assets	$72,574	$77,144

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$588	$760
Short-term debt	1,218	2,468
Accrued compensation and benefits	1,818	1,017
Accrued expenses and other current liabilities	1,370	1,248
Accrued revenue share	1,168	1,164
Securities lending payable	2,007	2,252
Deferred revenue	547	594
Income taxes payable, net	197	239

Total current liabilities	8,913	9,742
Long-term debt	2,986	2,987
Deferred revenue, non-current	44	42
Income taxes payable, non-current	1,693	1,787
Deferred income taxes, net, non-current	287	384
Other long-term liabilities	506	490
Stockholders’ equity:
Common stock and additional paid-in capital	20,264	20,795
Accumulated other comprehensive income	276	422
Retained earnings	37,605	40,495

Total stockholders’ equity	58,145	61,712

Total liabilities and stockholders’ equity	$72,574	$77,144

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended March 31,
	2011	2012
	(unaudited)
Revenues:	$8,575	$10,645
Costs and expenses:
Costs of revenues (1)	2,936	3,789
Research and development (1)	1,226	1,441
Sales and marketing (1)	1,026	1,269
General and administrative (1)	591	757
Charge related to the resolution of Department of Justice investigation	500	—

Total costs and expenses	6,279	7,256

Income from operations	2,296	3,389
Interest and other income, net	96	156

Income before income taxes	2,392	3,545
Provision for income taxes	594	655

Net income	$1,798	$2,890

Net income per share - basic	$5.59	$8.88

Net income per share - diluted	$5.51	$8.75

Shares used in per share calculation - basic	321,527	325,299

Shares used in per share calculation - diluted	326,383	330,136

(1) Includes stock-based compensation expense as follows:

Costs of revenues	$49	$74
Research and development	237	299
Sales and marketing	78	97
General and administrative	68	86

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2011	2012
	(unaudited)
Operating activities
Net income	$1,798	$2,890
Adjustments:
Depreciation and amortization of property and equipment	301	378
Amortization of intangible and other assets	100	133
Stock-based compensation expense	432	556
Excess tax benefits from stock-based award activities	(24)	(28)
Deferred income taxes	289	354
Gain on marketable equity securities	—	(44)
Other	36	(24)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	181	301
Income taxes, net	73	143
Prepaid revenue share, expenses and other assets	(78)	(308)
Accounts payable	27	169
Accrued expenses and other liabilities	37	(855)
Accrued revenue share	(33)	(11)
Deferred revenue	33	40

Net cash provided by operating activities	3,172	3,694

Investing activities
Purchases of property and equipment	(890)	(607)
Purchases of marketable securities	(7,591)	(8,688)
Maturities and sales of marketable securities	4,645	17,201
Investments in non-marketable equity securities	(131)	(103)
Cash collateral received (returned) related to securities lending	(481)	245
Maturities of reverse repurchase agreements	175	195
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(148)	(92)

Net cash provided by (used in) investing activities	(4,421)	8,151

Financing activities
Net proceeds (payments) related to stock-based award activities	116	(47)
Excess tax benefits from stock-based award activities	24	28
Proceeds from issuance of debt, net of costs	2,184	3,149
Repayments of debt	(2,435)	(1,900)

Net cash provided by (used in) financing activities	(111)	1,230

Effect of exchange rate changes on cash and cash equivalents	145	50
Net increase (decrease) in cash and cash equivalents	(1,215)	13,125
Cash and cash equivalents at beginning of period	13,630	9,983

Cash and cash equivalents at end of period	$12,415	$23,108

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended March 31,
	2011	2012
Advertising revenues:
Google websites	$5,879	$7,312
Google Network Members’ websites	2,427	2,913

Total advertising revenues	8,306	10,225
Other revenues	269	420

Revenues	$8,575	$10,645

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended March 31,
	2011	2012
Advertising revenues:
Google websites	69%	69%
Google Network Members’ websites	28%	27%

Total advertising revenues	97%	96%
Other revenues	3%	4%

Revenues	100%	100%